Third Quarter Fiscal Year 2020 Financial Results Mark Aslett President and CEO Conference call: Dial (877) 303-6977 in the USA and Canada, Michael Ruppert (760) 298-5079 in all other countries Executive Vice President and CFO Webcast login at www.mrcy.com/investor April 28, 2020, 5:00 pm ET Webcast replay available by 7:00 p.m. ET April 28, 2020 © 2020 Mercury Systems, Inc.

Forward-looking safe harbor statement This presentation contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2020 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2019, and as updated by the Company’s Current Report on Form 8-K filed on April 28, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted EPS, free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors better understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this presentation is contained in the Appendix hereto. © 2020 Mercury Systems, Inc. 2

Our COVID-19 response • Created COVID-19 response team with four key goals to guide decision-making 1. Protect the health, safety and livelihoods of employees 2. Reduce and mitigate operational and financial risks in business 3. Continue to deliver on commitments to customers and shareholders 4. Continue mission-critical work to support ongoing security of U.S. • DHS classification as critical infrastructure enabling U.S. facilities to operate • All employees who can work from home are doing so • Adjusted workplace conditions to improve physical distancing and safety © 2020 Mercury Systems, Inc. 3

Strong Q3 results despite challenges Q3 FY20 vs. Q3 FY19 LTM Q3 FY20 vs. LTM Q3 FY19 • Record bookings up 32% • Record bookings up 29% • Record backlog up 38% • Record backlog up 38% • Record revenue up 19% • Record revenue up 20% • Organic revenue(1) up 11% • Organic revenue(1) up 11% • Record GAAP net income up 67% • Record GAAP net income up 62% • Record adjusted EBITDA up 21% • Record adjusted EBITDA up 13% • Op cash of $30.1M; up 15% • Record Op cash of $112.4M; up 16% • FCF of $19.2M; 41% adj. EBITDA • FCF of $71.8M; 44% adj. EBITDA Notes: (1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods. © 2020 Mercury Systems, Inc. 4

Protecting health, safety and livelihoods of employees… • Continued to pay hourly employees in California sites temporarily shut down • Committed to do same at facilities that may be closed as crisis continues • Increased overtime pay to 2x regular rate; adjusted sick-leave policies • Created $1M relief fund for employees experiencing financial burdens • Maintaining previous fiscal-year guidance reflecting confidence in business • Expect double-digit revenue (13-14% organic) and adj. EBITDA growth for FY20 …while delivering on our commitments to shareholders © 2020 Mercury Systems, Inc. 5

Business conditions remain robust • COVID-19 not expected to have near-term impact on defense spending • Brief delays in order approval and flow; no fundamental demand change • Benefiting from significant wave of sensor and C4I modernization • Healthy demand in weapons, space, avionics, mission computing • Favorable trends – delayering, flight to quality, outsourcing • Investments in people, processes, technologies, manufacturing paying off • Closely monitoring supply chain to mitigate risk, minimize impact • Significant efforts to increase physical distancing inside facilities Confident in ability to deliver against FY20 goals and objectives © 2020 Mercury Systems, Inc. 6

Business outlook and summary • Low single-digit CAGR in overall defense spending forecast unchanged • Potential risks for CR in GFY21; crowding out of defense spending by stimulus • Continue delivering organic revenue growth higher than industry average rate • Strong balance sheet to supplement growth with strategic M&A • Plan to continue generating shareholder value: – Drive 10% average organic revenue growth supplemented by strategic M&A – Invest in people, new technologies, facilities, manufacturing assets, business systems – Enhance margin, quality, on-time delivery and working capital – Grow revenues faster than operating expenses to improve operating leverage – Fully integrate acquired businesses to generate cost and revenue synergies • Continuing to diligently work to reduce and mitigate risk Expect double-digit revenue and profitability growth, strong cash flow © 2020 Mercury Systems, Inc. 7

Q3 FY20 vs. Q3 FY19

In $ millions, except percentage and per share data	Q3 FY19	Q3 FY20[(3)]	Change
Bookings	$189.7	$250.3	32%
Book-to-Bill	1.09	1.20	
Backlog	$558.2	$769.8	38%
12-Month Backlog	367.3	544.8	
Revenue	$174.6	$208.0	19%
Organic Revenue Growth[(1)]	31%	11%	
Gross Margin	42.3%	44.9%	2.6 pts
Operating Expenses	$51.8	$67.0	29%
Selling, General & Administrative	27.4	34.0	
Research & Development	17.4	25.0	
Amortization/Restructuring/Acquisition	6.9	8.0	
GAAP Net Income	$14.1	$23.6	67%
Effective Tax Rate	27.5%	18.5%	
GAAP EPS	$0.29	$0.43	48%
Weighted Average Diluted Shares	48.0	55.1	
Adjusted EPS[(2)]	$0.49	$0.60	22%
Adj. EBITDA[(2)]	$38.8	$47.1	21%
% of revenue	22.2%	22.6%	
Operating Cash Flow	$26.2	$30.1	15%
Free Cash Flow[(2)]	$19.2	$19.2	-
% of Adjusted EBITDA	49%	41%	

Notes:
(1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities' acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods.
(2) Non-GAAP, see reconciliation table.
(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the third quarter of fiscal 2020 are to the quarter ended March 27, 2020, and to the fourth quarter and full fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Balance sheet As of (In $ millions)(1) 3/31/19 6/30/19 9/27/19 12/27/19 3/27/20 ASSETS Cash & cash equivalents $112.5 $257.9 $161.3 $182.0 $407.1 Accounts receivable, net 170.7 176.2 177.5 193.4 214.0 Inventory, net 131.7 137.1 148.5 153.6 161.9 PP&E, net 55.9 60.0 65.9 72.7 78.7 Goodwill and intangibles, net 724.3 768.3 847.4 839.2 831.4 Other(2) 17.3 17.4 73.3 71.7 78.5 TOTAL ASSETS $1,212.4 $1,417.0 $1,473.9 $1,512.6 $1,771.6 LIABILITIES AND S/E AP and accrued expenses(2) $83.1 $86.7 $84.8 $91.3 $109.6 Other liabilities(2) 40.4 45.5 93.7 104.3 112.6 Debt 276.5 - - - 200.0 Total liabilities 400.0 132.2 178.5 195.6 422.2 Stockholders' equity 812.4 1,284.7 1,295.3 1,317.1 1,349.4 TOTAL LIABILITIES AND S/E $1,212.4 $1,417.0 $1,473.9 $1,512.6 $1,771.6 Notes: (1) Rounded amounts used. (2) Effective July 1, 2019, the Company has adopted ASC 842 - Leases using the optional transition method. Prior periods were not changed. As of March 27, 2020, the Company has Right-of-use assets of $61.1 million and total Lease liabilities of $73.8 million, of which $6.8 million is included in Accrued expenses. © 2020 Mercury Systems, Inc. 9

Cash flow summary For the Fiscal Quarters Ended (In $ millions)(1) 3/31/19 6/30/19 9/27/19 12/27/19 3/27/20 Net Income $14.1 $12.8 $19.2 $15.7 $23.6 Depreciation and amortization 11.6 11.6 11.4 12.5 12.7 Termination of interest rate swap - 5.4 - - - Gain on sale of investment - - - - (3.8) Other non-cash items, net 6.3 5.1 6.4 7.6 8.5 Changes in Operating Assets and Liabilities Accounts receivable, unbilled receivables, and (1.2) (6.0) 2.2 (15.7) (20.7) costs in excess of billings Inventory (4.0) (3.3) 0.4 (5.7) (8.2) Accounts payable and accrued expenses 8.0 2.7 (6.3) 5.8 18.4 Other (8.6) (2.2) (9.0) 11.8 (0.4) (5.8) (9.0) (12.8) (3.8) (10.9) Operating Cash Flow 26.2 26.0 24.3 32.1 30.1 Capital expenditures (7.1) (8.8) (9.6) (11.3) (10.9) Free Cash Flow(2) $19.2 $17.1 $14.7 $20.7 $19.2 Free Cash Flow(2) / Adjusted EBITDA(2) 49% 45% 40% 48% 41% Free Cash Flow(2) / GAAP Net Income 136% 134% 76% 132% 81% Notes: (1) Rounded amounts used. (2) Non-GAAP, see reconciliation table. © 2020 Mercury Systems, Inc. 10

FY20 annual guidance

In $ millions, except percentage and per share data	FY19[1]	FY20[2][5]	Change
Revenue	$654.7	$785.0 - $795.0	20% - 21%
GAAP Net Income Effective tax rate[3]	$46.8 21.4%	$76.1 - $78.3 16.0%	63% - 67%
GAAP EPS Weighted-average diluted shares outstanding	$0.96 48.5	$1.38 - $1.42 55.1	44% - 48%
Adjusted EPS[4]	$1.84	$2.12 - $2.16	15% - 17%
Adj. EBITDA[4] % of revenue	$145.3 22.2%	$173.0 - $176.0 22.0%-22.1%	19% - 21%

Notes:
(1) FY19 figures are as reported in the Company's earnings release dated July 30, 2019.
(2) The guidance included herein is from the Company's earnings release dated April 28, 2020. Guidance assumes no major supply chain disruptions, extended facility shutdowns or material change in customer behavior or demand. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing or COVID related expenses.
(3) The effective tax rate in the guidance included herein excludes discrete items.
(4) Non-GAAP, see reconciliation table.
(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the third quarter of fiscal 2020 are to the quarter ended March 27, 2020, and to the fourth quarter and full fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Q4 FY20 guidance

In $ millions, except percentage and per share data	Q4 FY19[1]	Q4 FY20[2]	Change
Revenue	$177.0	$205.8 - $215.8	16% - 22%
GAAP Net Income Effective tax rate[3]	$12.8 (1.7)%	$17.6 - $19.8 26.0%	37% - 55%
GAAP EPS Weighted-average diluted shares outstanding	$0.25 50.7	$0.32 - $0.36 55.2	28% - 44%
Adjusted EPS[4]	$0.48	$0.54 - $0.58	13% - 21%
Adj. EBITDA[4] % of revenue	$37.9 21.4%	$46.4 - $49.4 22.5%-22.9%	22% - 30%

Notes:
(1) Q4 FY19 figures are as reported in the Company's earnings release dated July 30, 2019.
(2) The guidance included herein is from the Company's earnings release dated April 28, 2020. Guidance assumes no major supply chain disruptions, extended facility shutdowns or material change in customer behavior or demand. For purposes of modeling and guidance, we have assumed no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing or COVID related expenses.
(3) The effective tax rate in the guidance included herein excludes discrete items.
(4) Non-GAAP, see reconciliation table.
(5) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day of June. All references in this presentation to the third quarter of fiscal 2020 are to the quarter ended March 27, 2020, and to the fourth quarter and full fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Summary • Record financial performance a testament to phenomenal team at Mercury • Record bookings and revenue highlight continued momentum in business • Record net income, adjusted EBITDA, EPS and adjusted EPS • Strong cash flow generation and flexible capital structure position us well in time of economic uncertainty • Continue to address COVID-19 crisis; work diligently to protect employees, mitigate risk and deliver results • Continue to execute on long-term value creation strategy of margin expansion, organic growth supplemented with M&A © 2020 Mercury Systems, Inc. 13

Appendix © 2020 Mercury Systems, Inc.

Adjusted EPS reconciliation

(In thousands, except per share data)	Q3 FY19	Q3 FY20	LTM Q3 FY19	LTM Q3 FY20	Q4 FY20[2][6] Low	Q4 FY20[2][6] High	FY20[2][6] Low	FY20[2][6] High
Earnings per share[1]	$ 0.29	$ 0.43	$ 0.92	$ 1.32	$ 0.32	$ 0.36	$ 1.38	$ 1.42
Net Income	**$ 14,109**	**$ 23,565**	**$ 44,072**	**$ 71,292**	**$ 17,600**	**$ 19,800**	**$ 76,100**	**$ 78,300**
Other non-operating adjustments, net[3]	$ (502)	(3,138)	(152)	(2,867)	-	-	(3,400)	(3,400)
Amortization of intangible assets	6,786	7,848	28,342	29,867	7,800	7,800	30,600	30,600
Restructuring and other charges	46	66	1,940	1,802	-	-	1,800	1,800
Impairment of long-lived assets	-	-	-	-	-	-	-	-
Acquisition and financing costs	787	891	3,391	12,045	700	700	5,700	5,700
Fair value adjustments from purchase accounting	93	600	1,573	1,200	600	600	1,800	1,800
Litigation and settlement expense, net	146	174	325	648	-	-	600	600
COVID related expenses[4]	-	397	-	397	-	-	400	400
Stock-based and other non-cash compensation expense	4,914	6,917	19,304	23,958	7,200	7,200	26,600	26,600
Impact to income taxes[5]	(2,722)	(4,048)	(11,513)	(27,079)	(4,200)	(4,200)	(23,500)	(23,500)
Adjusted income	**$ 23,657**	**$ 33,272**	**$ 87,282**	**$ 111,263**	**$ 29,700**	**$ 31,900**	**$ 116,700**	**$ 118,900**
Adjusted earnings per share[1]	**$ 0.49**	**$ 0.60**	**$ 1.82**	**$ 2.06**	**$ 0.54**	**$ 0.58**	**$ 2.12**	**$ 2.16**
Weighted-average shares outstanding:								
Basic	47,258	54,603						
Diluted	47,958	55,127			55,200	55,200	55,100	55,100

Notes:

(1) Per share information is presented on a fully diluted basis.

(2) Rounded amounts used.

(3) Effective as of the third quarter of fiscal 2020, the Company has revised its definition of adjusted income and adjusted earnings per share to incorporate other non-operating adjustments, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. Adjusted EPS for prior periods has been recast for comparative purposes.

(4) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.

(5) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

(6) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the third quarter of fiscal 2020 are to the quarter ended March 27, 2020, and to the fourth quarter and full fiscal 2020 are to the fiscal year ending July 3, 2020.

© 2020 Mercury Systems, Inc.

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Adjusted EBITDA reconciliation

					Q4 FY20[2][3]		FY20[2][3]	
(In thousands)	Q3 FY19	Q3 FY20	LTM Q3 FY19	LTM Q3 FY20	Low	High	Low	High
Net Income	$ 14,109	$ 23,565	$ 44,072	$ 71,292	$ 17,600	$ 19,800	$ 76,100	$ 78,300
Other non-operating adjustments, net[1]	(502)	(3,138)	(152)	(2,867)	-	-	(3,400)	(3,400)
Interest expense (income), net	2,268	(400)	8,317	397	1,100	1,100	(800)	(800)
Income tax provision	5,357	5,363	19,496	(308)	6,100	6,900	14,600	15,400
Depreciation	4,790	4,803	18,445	8,238	5,300	5,300	19,000	19,000
Amortization of intangible assets	6,786	7,848	28,342	18,274	7,800	7,800	30,600	30,600
Restructuring and other charges	46	66	1,940	29,867	-	-	1,800	1,800
Impairment of long-lived assets	-	-	-	1,802	-	-	-	-
Acquisition and financing costs	787	891	3,391	-	700	700	5,700	5,700
Fair value adjustments from purchase accounting	93	600	1,573	12,045	600	600	1,800	1,800
Litigation and settlement expense, net	146	174	325	1,200	-	-	600	600
COVID related expenses[4]	-	397	-	-	-	-	400	400
Stock-based and other non-cash compensation expense	4,914	6,917	-	648	7,200	7,200	26,600	26,600
Adjusted EBITDA	$ 38,794	$ 47,086	$ 145,053	$ 164,546	$ 46,400	$ 49,400	$ 173,000	$ 176,000

Notes:

(1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments.

(2) Rounded amounts used.

(3) Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this presentation to the third quarter of fiscal 2020 are to the quarter ended March 27, 2020, and to the fourth quarter and full fiscal 2020 are to the fiscal year ending July 3, 2020.

(4) Effective as of the third quarter of fiscal 2020, the Company has added back incremental COVID related expenses.

© 2020 Mercury Systems, Inc.

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Free cash flow reconciliation (In thousands) Q3 FY19 Q3 FY20 LTM Q3 FY19 LTM Q3 FY20 Cash provided by operating activities $ 26,218 $ 30,082 $ 97,189 $ 112,429 Purchases of property and equipment (7,060) (10,869) (21,901) (40,617) Free cash flow $ 19,158 $ 19,213 $ 75,288 $ 71,812 © 2020 Mercury Systems, Inc. 17

Organic revenue reconciliation (In thousands) Q3 FY19 Q3 FY20 LTM Q3 FY19 LTM Q3 FY20 Organic revenue(1) $ 172,159 $ 191,473 $ 619,177 $ 685,658 Acquired revenue 2,477 16,543 11,471 70,538 Net revenues $ 174,636 $ 208,016 $ 630,648 $ 756,196 Notes: (1) Organic revenue represents total company revenue excluding net revenue from acquisitions for the first four full quarters since the entities’ acquisition date (which excludes any intercompany transactions). After the completion of four fiscal quarters, acquired businesses are treated as organic for current and comparable historical periods. © 2020 Mercury Systems, Inc. 18